Exhibit 99.1

AMERICAN APPAREL, INC. REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS AND REAFFIRMS OUTLOOK FOR FULL YEAR 2012

LOS ANGELES, May 10, 2012 - American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion-basic apparel, announced financial results for its first quarter ended March 31, 2012.

John Luttrell, Chief Financial Officer of American Apparel, Inc. stated, “We are pleased with our first quarter results and solid improvements across all of our businesses. Our wholesale and online channels both reported record sales for the quarter, and we are highly encouraged by the continued momentum in comparable sales from our retail stores, both domestic and international. Though the first quarter is historically our slowest quarter of the year, significant sales growth and the related leveraging of fixed costs helped us meaningfully reduce our EBITDA loss. We expect key initiatives in the areas of merchandise planning, supply chain, IT systems, and inventory control to drive further sales and expense improvements for the balance of the year. Accordingly, we reiterate our adjusted EBITDA guidance of $32 to $40 million for the full year 2012.”

Comparing the first quarter 2012 to the corresponding period last year, net sales increased 14% to $132.7 million on a 16% increase in comparable store sales in the retail business, a 17% increase in net sales in the wholesale business and a 5% decrease in the average number of stores.

The following delineates the components of the increases for the quarterly period ended March 31, 2012 and March 31, 2011 as compared to the corresponding quarter of the prior year:

	2012 First Quarter	2011 First Quarter
Comparable Store Sales	14%	(8)%
Comparable Online Sales	25%	27%
Comparable Store & Online	16%	(5)%
Wholesale Net Sales	17%	(4)%

Gross margin for the first quarter of 2012 was 52.8% versus 54.8% for the corresponding period last year. The decrease in gross margin was primarily driven by lower production volume that resulted in lower absorption of our fixed overhead costs, partially offset by lower yarn costs.

As a percent of revenue, operating expenses for the first quarter of 2012 decreased 590 basis points to 60.2% from 66.1% for the first quarter of 2011. The decrease was primarily due to a reduction in corporate overhead expenses and the fixed cost leverage as a result of increased sales.

Other income for the first quarter of 2012 was $2.2 million versus an expense of $7.3 million in the comparable quarter last year. The change of $9.5 million was primarily due to a gain on extinguishment of debt, offset by increased interest expense due to a higher balance of outstanding debt.

The first quarter of 2012 net loss included an income tax provision of $0.3 million versus $0.4 million in the first quarter of 2011. In accordance with U.S. GAAP, the Company has discontinued recognizing potential tax benefits associated with current operating losses. As of March 31, 2012, the Company had available Federal net operating loss carry forwards of approximately $75.7 million and unused Federal and State tax credits of $16.2 million.

Net loss for the first quarter of 2012 was $7.9 million, or $0.07 per common share, compared to net loss for the first quarter of 2011 of $20.7 million, or $0.28 per common share. Weighted average shares outstanding were 105.7 million in the first quarter of 2012 versus 74.1 million for the first quarter of 2011.
As of May 1, 2012 there were approximately 105.9 million shares outstanding.

Consolidated Adjusted EBITDA loss narrowed to $2.1 million from a loss of $4.9 million in 2011's first quarter. For a reconciliation of consolidated adjusted EBITDA, a non-GAAP financial measure, to consolidated net loss, please refer to the Table A attached to this press release.

2012 Outlook

For 2012, the Company is reiterating its adjusted EBITDA outlook of $32 million to $40 million. This outlook assumes net sales of $570 million to $590 million and a gross profit margin of 54% to 55%. Capital expenditures are estimated at $15.9 million for 2012, with a modest number of new store openings.

Today's Conference Call

The company will conduct a conference call for investors at 1:30 p.m. PT today to discuss first quarter 2012 results and its outlook for the full year 2012. The conference call will be in a “listen-only” mode for all participants other than the sell-side and buy-side investment professionals who regularly follow the Company. The toll-free phone number for the call is (800) 706-7745 or (617) 614-3472 and the access code is 21133882. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at (888) 286-8010 or (617) 801-6888, access code: 15809078, from 3:30 p.m. PT Thursday, May 10, 2012 to 11:59 p.m. PT on Thursday, May 24, 2012. Investors may also access the live call or the replay over the internet at: http://media-server.com/m/p/e87nuho6 or http://investors.americanapparel.net.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 31, 2012, American Apparel had approximately 10,000 employees and operated 249 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's liquidity and losses from operations; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
John Luttrell
Chief Financial Officer
(213) 488-0226

John Rouleau
Managing Director
ICR, Inc.
(203) 682-8342

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales	$132,660	$116,067
Cost of sales	62,604	52,429
Gross profit	70,056	63,638

Operating expenses	79,851	76,729
Loss from operations	(9,795)	(13,091)

Interest expense	9,553	7,131
Foreign currency transaction gain	(950)	(811)
Unrealized loss (gain) on change in fair value of warrants	651	(2,100)
(Gain) loss on extinguishment of debt	(11,588)	3,114
Other expense (income)	128	(36)
Loss before income taxes	(7,589)	(20,389)
Income tax provision	302	356
Net loss	$(7,891)	$(20,745)

Basic and diluted loss per share	$(0.07)	$(0.28)
Weighted average basic and diluted shares outstanding	105,707	74,143

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash	$7,302	$10,293
Trade accounts receivable, net of allowances	19,881	20,939
Prepaid expenses and other current assets	9,409	7,631
Inventories, net	186,834	185,764
Restricted cash	6,802	—
Income taxes receivable and prepaid income taxes	5,473	5,955
Deferred income taxes, net of valuation allowance	136	148
Total current assets	235,837	230,730
PROPERTY AND EQUIPMENT, net	65,291	67,438
DEFERRED INCOME TAXES, net of valuation allowance	1,483	1,529
OTHER ASSETS, net	28,776	25,024
TOTAL ASSETS	$331,387	$324,721
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Cash overdraft	$2,035	$1,921
Revolving credit facilities and current portion of long-term debt	71,103	50,375
Accounts payable	35,849	33,920
Accrued expenses and other current liabilities	36,979	43,725
Fair value of warrant liability	13,766	9,633
Income taxes payable	3,111	2,445
Deferred income tax liability, current	151	150
Current portion of capital lease obligations	1,121	1,181
Total current liabilities	164,115	143,350
LONG-TERM DEBT, net of unamortized discount	88,685	97,142
CAPITAL LEASE OBLIGATIONS, net of current portion	1,514	1,726
DEFERRED TAX LIABILITY	105	96
DEFERRED RENT, net of current portion	22,408	22,231
OTHER LONG-TERM LIABILITIES	12,149	12,046
TOTAL LIABILITIES	288,976	276,591

STOCKHOLDERS' EQUITY
Common stock	11	11
Additional paid-in capital	168,328	166,486
Accumulated other comprehensive loss	(3,025)	(3,356)
Accumulated deficit	(120,746)	(112,854)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' EQUITY	42,411	48,130
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$331,387	$324,721

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$133,818	$116,723
Cash paid to suppliers, employees and others	(141,724)	(120,634)
Income taxes refunded (paid)	745	(1,348)
Interest paid	(1,376)	(1,185)
Other	(109)	30
Net cash used in operating activities	(8,646)	(6,414)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,690)	(2,531)
Proceeds from sale of fixed assets	34	21
Restricted cash	(6,802)	—
Net cash used in investing activities	(10,458)	(2,510)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	114	(1,719)
(Repayments) borrowings under expired revolving credit facilities, net	(45,121)	5,395
Borrowings under new revolving credit facilities, net	35,785	—
Borrowing of term loans and notes payable	29,997	—
Payment of debt issuance costs	(4,696)	(933)
Net proceeds from issuance of common stock	—	2,000
Proceeds from equipment lease financing	—	3,100
Repayment of capital lease obligations	(271)	(353)
Net cash provided by financing activities	15,808	7,490

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	305	(8)

NET DECREASE IN CASH	(2,991)	(1,442)
CASH, beginning of period	10,293	7,656
CASH, end of period	$7,302	$6,214

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2012	2011
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
Net loss	$(7,891)	$(20,745)
Depreciation and amortization of property and equipment and other assets	5,852	6,634
Retail store impairment charges	—	650
Loss (gain) on disposal of property and equipment	18	(4)
Stock-based compensation expense	1,842	871
Unrealized loss (gain) on change in fair value of warrants	651	(2,100)
Amortization of debt discount and deferred financing costs	2,943	1,795
(Gain) loss on extinguishment of debt	(11,588)	3,114
Accrued interest - paid in kind	5,234	4,150
Foreign currency transaction gain	(950)	(811)
Allowance for inventory shrinkage and obsolescence	128	(10)
Bad debt expense	41	320
Deferred income taxes	(7)	645
Deferred rent	(8)	(990)
Changes in cash due to changes in operating assets and liabilities
Trade accounts receivables	1,117	334
Inventories	(93)	(12,746)
Prepaid expenses and other current assets	(1,668)	1,719
Other assets	(583)	559
Accounts payable	2,333	13,774
Accrued expenses and other liabilities	(7,043)	(1,936)
Income taxes receivable / payable	1,026	(1,637)
Net cash used in operating activities	$(8,646)	$(6,414)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired and included in accounts payable	$532	$305
Reclassification of Lion Warrant from equity to debt	—	11,339
Conversion of debt to equity	—	4,688
Issuance of warrants at fair value	—	668

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)
The following table presents key financial information for American Apparel's business segments before unallocated corporate expenses:

	Three Months Ended March 31, 2012
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$41,335	$42,609	$13,338	$35,378	$132,660
Gross profit	11,758	28,288	7,068	22,942	70,056
Income (loss) from segment operations	6,526	(3,104)	(2,714)	597	1,305
Depreciation and amortization	1,738	2,645	339	1,130	5,852
Capital expenditures	1,093	1,444	512	641	3,690
Deferred rent expense (benefit)	49	117	(48)	(126)	(8)

	Three Months Ended March 31, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$34,650	$37,020	$12,629	$31,768	$116,067
Gross profit	11,088	24,739	7,956	19,855	63,638
Income (loss) from segment operations	6,443	(4,995)	(880)	(1,622)	(1,054)
Depreciation and amortization	2,167	2,696	433	1,338	6,634
Capital expenditures	1,008	1,034	79	410	2,531
Retail store impairment charges	—	110	2	538	650
Deferred rent expense (benefits)	78	(920)	(22)	(126)	(990)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
Reconciliation to Loss before Income Taxes	2012	2011
Income (loss) from segment operations	$1,305	$(1,054)
Unallocated corporate expenses	(11,100)	(12,037)
Interest expense	(9,553)	(7,131)
Unrealized (loss) gain on change in fair value of warrants	(651)	2,100
Foreign currency transaction gain	950	811
Gain (loss) on extinguishment of debt	11,588	(3,114)
Other (expense) income	(128)	36
Consolidated loss before income taxes	$(7,589)	$(20,389)

	Three Months Ended March 31,
Net sales to external customers	2012	2011

U.S. Wholesale
Wholesale	$33,920	$29,116
Online consumer	7,415	5,534
Total	$41,335	$34,650

U.S. Retail	$42,609	$37,020

Canada
Wholesale	$2,855	$2,416
Retail	9,920	9,720
Online consumer	563	493
Total	$13,338	$12,629

International
Wholesale	$2,222	$1,868
Retail	28,703	25,961
Online consumer	4,453	3,939
Total	$35,378	$31,768

Consolidated
Wholesale	$38,997	$33,400
Retail	81,232	72,701
Online consumer	12,431	9,966
Total	$132,660	$116,067

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)
In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel's performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest and other expense (income), and depreciation and amortization. American Apparel's management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel's management believes that the presentation of EBITDA provides useful information regarding American Apparel's results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel's business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by American Apparel's management for multiple purposes, including:
to calculate and support various coverage ratios with American Apparel's lenders to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors to more accurately compare American Apparel's operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company's net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel's calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel's management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2012	2011
Net Loss	$(7,891)	$(20,745)
Income tax provision	302	356
Interest and other expense, net	(1,256)	8,109
Depreciation and amortization	5,852	6,634
Foreign currency gain	(950)	(811)
Retail store impairment charges	—	650
Stock based compensation expense	1,842	871
Consolidated Adjusted EBITDA	$(2,101)	$(4,936)